NATIONAL FUEL RESOURCES, INC.
INCOME STATEMENT

                                          Three                Twelve
                                      Months Ended          Months Ended
                                     March 31, 2001        March 31, 2001
                                     --------------        --------------

                                         Actual                Actual
                                         ------                ------

Operating Revenues                    $129,373,858          $228,581,369
                                      ------------          ------------

Operating Expenses:

Purchased Gas                          125,710,959           230,623,634
Purchased Electric                         759,044             2,402,451
Operation                                1,362,244             5,539,823
Depreciation, Depletion
   & Amortization                           56,157               225,126
Franchise & Other Taxes                     38,619               179,448
                                      ------------          ------------
                                       127,927,023           238,970,482
                                      ------------          ------------

Operating Income                         1,446,835           (10,389,113)
                                      ------------          ------------

Interest Income                            127,792               797,027
Interest Expense                           553,024             1,865,531
                                      ------------          ------------

Net Income Before Taxes                  1,021,603           (11,457,617)
                                      ------------          ------------

Income Taxes:

Federal                                    545,115            (2,292,207)
State                                       95,169                (9,205)
Deferred                                  (143,389)           (1,786,648)
                                      ------------          ------------
                                           496,895            (4,088,060)
                                      ------------          ------------

Net Income                            $    524,708          $ (7,369,557)
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